EXHIBIT 99.1

Camber Energy Completes Strategic Alliance in Power Generation Division

Closes Transaction with T&T Power Group

HOUSTON, TX / ACCESSWIRE / April 1, 2025 -- Camber Energy, Inc. (OTC:QB: CEIN) (“Camber” or the “Company”) is pleased to announce the closing of a strategic transaction involving T&T Power Group, Inc. (“T&T”) and Simson-Maxwell Ltd. (“Simson-Maxwell”), two industry leaders in power generation, electrical distribution and energy solutions.

The deal, which closed effective April 1, 2025, results in T&T and Viking Energy Group, Inc. (Camber’s wholly-owned subsidiary) being co-owners of Simson-Maxwell.

James Doris, Camber’s President & CEO, commented, “With T&T’s support, expertise and decades-long track record, Simson-Maxwell is well positioned for growth and to deliver an unmatched experience for industrial and commercial power solutions’ customers across Canada.”

For more information visit www.lp-camberenergy.com.

About T&T Power Group

For over 40 years, T&T Power Group has been a leading provider of power generation, electrical distribution, and energy solutions across Canada. Known for its engineering expertise and customer-first approach, T&T Power Group delivers custom-built power systems designed to meet the needs of industrial, commercial, and municipal clients.   With a national presence and 11 locations across Canada, the company offers a full spectrum of power solutions, including standby, prime and continuous power generators, switchgear, and electrical distribution equipment.

T&T Power Group is recognized for its ability to design and manufacture tailor-made energy solutions, supporting industries that require mission-critical reliability. Beyond delivering industry-leading products, T&T Power Group provides full-service maintenance, 24/7 emergency support, remote monitoring, and turnkey project management, ensuring customers have a trusted partner in power. With a foundation built on innovation, reliability, and long-term commitment, the company continues to evolve, helping businesses and communities across Canada power their future.

About Simson-Maxwell

Simson Maxwell has been a trusted name in power generation, industrial engines, and electrical control solutions for over 80 years. With a strong reputation as both a manufacturer and distributor, the company has worked with some of the world’s leading engine and power generation brands, delivering custom-engineered solutions to industrial and commercial clients across Canada.

Operating from seven locations across Western Canada, Simson Maxwell serves a diverse customer base with standby and prime power generator systems, industrial engines, and comprehensive service solutions. The Simmax® brand is recognized for its high-quality power generation and electrical control equipment, designed to meet the rigorous demands of industrial applications.  Beyond products, Simson Maxwell provides ongoing maintenance, remote monitoring, and technical support, ensuring customers have reliable power when they need it most. With a legacy of expertise and innovation, the company has remained a key player in Canada's power industry, evolving to meet the growing demands of its customers.

Additional Details

Viking did not purchase or sell any shares of Simson-Maxwell in connection with the aforementioned transaction, rather T&T subscribed for shares directly from Simson-Maxwell and purchased shares directly from  other shareholders.  Additional details regarding the transaction will be included in, and the foregoing description and description above is qualified in its entirety by, Camber's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC"), which, once filed, will be available under "investors" - "SEC filings" at www.camber.energy.

About Camber Energy, Inc.

Camber Energy, Inc. (“Camber”) is a growth-oriented diversified energy company. Through subsidiaries, Camber provides custom energy & power solutions to commercial and industrial clients in North America and has a majority interest in: (i) an entity with intellectual property rights to a patented, proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to patented and patent pending, proprietary Electric Transmission and Distribution Broken Conductor Protection Systems.  Camber also holds, through a subsidiary, an exclusive license in Canada to a patented clean energy & carbon-capture system.

For more information, please visit the company's website at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber's filings with the Securities and Exchange Commission.  We intend that all forward-looking statements be subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Camber cautions that the foregoing list of important factors is not complete, any forward-looking statement speaks only as of the date on which such statement is made, and Camber does not undertake to update any forward-looking statements that it may make, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Camber or any person acting its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Contact Information

Investors and Media:

Tel. 281.404.4387

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